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                                                                 Exhibit 5.1


                                 February 21, 1997

Total Control Products, Inc.
2001 North Janice Avenue
Melrose Park, Illinois 60160

     Re:  Form S-1 Registration Statement
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Gentlemen:

     We have acted as counsel to Total Control Products, Inc., an Illinois corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, Registration No. 333-18539 (the "Registration Statement") relating to the registration of 2,750,000 shares of the Company's Common Stock
(the "Shares").

     As such counsel, we have examined the Registration Statement and such other papers, documents and certificates of public officials, of Company officers and of certain Selling Shareholders as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that the Shares covered by the Registration Statement to be issued by the Company and sold by the Company and Selling Shareholders, when issued and delivered in accordance with the terms described in the Registration Statement and pursuant to the terms of an Underwriting Agreement to be included as an exhibit thereto, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement, and any and all amendments thereto.

                                    Very truly yours,

                                    D'ANCONA & PFLAUM

                                    By:  /s/ Arthur Don
                                        --------------------------------
                                             Arthur Don, Partner